UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2013

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor, New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 14, 2013, American Realty Capital Properties, Inc. (“ARCP”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Initial Report”) to provide certain ARCP unaudited pro forma consolidated financial information as of March 31, 2013, for the three months ended March 31, 2013 and the year ended December 31, 2012, related to the ARCP’s merger with CapLease, Inc. (“CapLease”) and related parties and its probable acquisition of a portfolio of 471 properties from GE Capital Corp. This amended Current Report on Form 8-K/A updates that information to provide pro forma financial information for ARCP, which includes pro forma information for properties acquired by ARCP from April 1, 2013 to June 30, 2013, including the related financing thereon, pro forma information on the 447 properties that were actually acquired from GE Capital on June 27, 2013, (24 properties in the original 471 properties that were included in the Initial Report were not acquired), incorporates pro forma information for a merger agreement entered into by the Company on July 1, 2013 with American Realty Capital Trust IV, Inc. and related parties, which is considered to be probable, describes the current intended financing of the merger with CapLease and the merger with ARCT IV and corrects the classification of the Series C Preferred Stock as a liability in such financial statements. The corrected pro forma financial statements are presented in this amended Current Report on Form 8-K/A, as described in Item 9.01 below. Items 8.01 and 9.01 of this amended Current Report on Form 8 K/A (including Exhibit 99.2 hereto) supersede in their entirety Items 8.01 and 9.01 of the Initial Report (including Exhibit 99.2 thereto). Except as described above, no other changes have been made to the Initial Report.

Item 8.01. Other Events.

The Company is filing this amended Current Report on Form 8-K/A because, although not required by the rules of the SEC, the Company believes it is important to present unaudited consolidated pro forma financial information of the Company relating to the Company’s property acquisitions and pending CapLease and pending ARCT IV mergers (each as defined and described below) among other items.

On June 7, 2013, the Company filed with the SEC a Current Report on Form 8-K/A (the “GE Portfolio Report”) relating to the Company’s previously announced pending purchase of equity interests in the entities, which own a real estate portfolio of 471 properties (which includes three other revenue generating assets) (the “Properties”), from certain affiliates of GE Capital Corp. (“GE Capital”). The GE Portfolio Report, among other things, included financial information, including unaudited pro forma financial information, related thereto, as required by Item 9.01 of Form 8-K. As of the filing of the GE Portfolio Report, the Company has acquired 447 of the Properties and the remaining 24 properties will not be acquired. On June 14, 2013, the Company filed with the SEC a separate amended Current Report on Form 8-K/A (the “CapLease Report”) relating to the Company’s previously announced pending acquisition of CapLease. The CapLease Report, among other things, included financial information, including unaudited pro forma financial information, related thereto, as required by Item 9.01 of Form 8-K. As of the filing of this amended Current Report on Form 8-K/A, the Company has not acquired CapLease and, although the closing of such acquisition is subject to certain conditions and therefore there can be no assurance that the Company will acquire CapLease, the Company believes that the completion of the closing of such acquisition is probable. On July 2, 2013, the Company filed with the SEC a separate Current Report on Form 8-K (the “ARCT IV Report”) announcing the Company’s pending acquisition of American Realty Capital Trust IV, Inc. (“ARCT IV”). As of the filing of this amended Current Report on Form 8-K/A, the Company has not acquired ARCT IV and although the closing of such acquisition is subject to certain conditions and therefore there can be no assurance that the Company will acquire ARCT IV, the Company believes that the completion of the closing of such acquisitions is probable.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements of the Company as of March 31, 2013 and for the three months ended March 31, 2013 and the year ended December 31, 2012, are filed as Exhibit 99.2 to this amended Current Report on Form 8-K/A and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

99.2	ARCP Unaudited Pro Forma Consolidated Financial Statements of the Company, CapLease and the Properties as of March 31, 2013 and for the three months ended March 31, 2013 and the year ended December 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

July 22, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors